SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 20, 2000

PMC COMMERCIAL TRUST
(Exact name of Registrant as specified in its Charter)

Texas	1-13610	75-6446078

(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

18111 Preston Road, Suite 600, Dallas, Texas 75252
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 349-3200

Not applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EX-2.1 Trust Indenture
EX-2.2 Servicing Agreement
EX-2.3 Amended/Restated Master Agreement
EX-99.1 Press Release dated December 20, 2000
EX-99.2 Press Release dated March 8, 2001

Item 5.	Other Events.

      On December 20, 2000, PMC Commercial Trust announced the completion of a structured financing consisting of fixed-rate notes secured by a portfolio of loans from both PMC Commercial Trust and its affiliate PMC Capital, Inc.. The private financing was rated “Aaa” by Moody’s Investors Service. As a result of the transaction, PMC Commercial Trust received gross proceeds of approximately $49.6 million which was utilized to fund the costs of the transaction and to pay down its revolving credit facility. The debt was issued by a newly formed special purpose affiliate of PMC Commercial Trust at an interest rate of 7.28%.

      PMC Commercial Trust has refocused its business strategy to re-emphasize its lending operations, primarily in the hospitality industry. PMC Commercial Trust currently owns 27 limited service hospitality properties, all of which are leased to Amerihost Properties, Inc. (doing business as Arlington Hospitality, Inc.). On January 24, 2001 PMC Commercial Trust and Arlington Hospitality, Inc. amended their existing lease agreement relating to the “Amerihost” properties. This lease modification should allow PMC Commercial Trust to dispose of up to eight properties prior to June 30, 2004. In addition, the amendment modified the lease term extensions relating to the properties remaining in the PMC Commercial Trust portfolio.

      Arlington Hospitality, Inc. has the option to either purchase or facilitate the purchase of the eight properties. The sales prices are set forth in the amended agreement. The stipulated price for each property exceeds PMC Commercial Trust’s cost. To the extent the purchases are not completed in the agreed upon time frame, the amended lease agreement provides for rent increases on the remaining “Amerihost” properties owned by PMC Commercial Trust.

      Pursuant to the amended agreement, from January 1, 2001 to February 28, 2001, PMC Commercial Trust sold two properties to independent operators for cash. The sales will provide a net gain of approximately $500,000 during the first quarter of 2001. A third sale is expected to close by the end of the second quarter of 2001.

      We may also separately evaluate the sale of certain additional properties with Arlington Hospitality, Inc.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

      (a)         Exhibits

      The following exhibits are filed with this report:

2.1	Trust Indenture between PMC Joint Venture, L.P. 2000 and BNY Midwest Trust Company, dated as of December 15, 2000.

2.2	Servicing Agreement by and among BNY Midwest Trust Company, PMC Joint Venture, L.P. 2000, PMC Capital, Inc. and PMC Commercial Trust, dated as of December 15, 2000.

2.3	Amended and Restated Master Agreement, dated as of January 24, 2001, by and among PMC Commercial Trust, and certain of its subsidiaries, and Amerihost Properties, Inc., doing business as Arlington Hospitality, Inc.

99.1	Press release issued by PMC Commercial Trust on December 20, 2000.

99.2	Press release issued by PMC Commercial Trust on March 8, 2001.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2001

PMC COMMERCIAL TRUST

By: /s/ Barry N. Berlin
Barry N. Berlin, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

2.1	Trust Indenture between PMC Joint Venture, L.P. 2000 and BNY Midwest Trust Company, dated as of December 15, 2000.

2.2	Servicing Agreement by and among BNY Midwest Trust Company, PMC Joint Venture, L.P. 2000, PMC Capital, Inc. and PMC Commercial Trust, dated as of December 15, 2000.

2.3	Amended and Restated Master Agreement, dated as of January 24, 2001, by and among PMC Commercial Trust, and certain of its subsidiaries, and Amerihost Properties, Inc., doing business as Arlington Hospitality, Inc.

99.1	Press release issued by PMC Commercial Trust on December 20, 2000.

99.2	Press release issued by PMC Commercial Trust on March 8, 2001.

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